EXHIBIT 99.1
For Immediate Release
Contact:
Mark Cox
(915) 775-3300
WESTERN REFINING REPORTS THIRD QUARTER RESULTS
EL PASO, Texas — November 07, 2007 — Western Refining, Inc. (NYSE:WNR) today reported net income of $46.6 million, or $0.69 per diluted share, for the quarter ended September 30, 2007. For the same period in 2006, the Company had net income of $87.1 million, or $1.30 per diluted share. For the first three quarters of 2007, the Company reported net earnings of $264.1 million or $3.91 per diluted share versus net earnings of $153.9 million or $2.36 per diluted share for the first nine months of 2006.
The decrease in earnings for the three months ended September 30, 2007, compared to the same period in 2006, was primarily the result of lower refining margins, as well as the cost of a planned maintenance turnaround at the Company’s Yorktown refinery, maintenance activities at our Four Corners refineries and the resulting lower throughput at these facilities.
Adjusted earnings before interest expense, income tax expense, amortization of loan fees, write-off of unamortized loan fees, loss on early extinguishment of debt, depreciation and amortization, and maintenance turnaround expense (“Adjusted EBITDA”) for the quarter ended September 30, 2007, was $117.3 million versus $113.0 million for the same quarter in 2006.
Total capital expenditures for the nine months ended September 30, 2007 totaled $165.8 million, and included spending at El Paso and Yorktown on low sulfur gasoline projects, at El Paso on the acid and sulfur gas facilities, the flare gas recovery system, the hydrogen plant, as well as other improvement and regulatory projects at our refineries. Following the prepayment of $100 million of debt, the Company ended the quarter with $266.2 million of cash and $1.3 billion of outstanding debt.
Paul Foster, Western’s President and Chief Executive Officer, said, “While our third quarter earnings were lower than the prior year level, our Adjusted EBITDA increased from $113.0 million to $117.3 million in the quarter. Additionally, our year-to-date earnings established a record for Western.
“We are making important operational improvements at the former Giant refineries that we believe will help support stronger returns going forward. Recently, we have increased crude oil throughput at the Four Corners refineries and at the Yorktown refinery by 70% and 8%, respectively, compared with operations immediately prior to the acquisition. At our Gallup refinery, we experienced some operational issues in the third quarter. These issues have been resolved and the Four Corners refineries are currently operating at full capacity. At our Yorktown refinery, we recently completed a turnaround, as well as a subsequent planned outage during which time we made modifications to the crude unit that we believe should allow us to further increase crude oil throughput. While the downtime and the associated costs had a negative impact on our financial results, we believe that these projects, coupled with a number of other opportunities that we are pursuing, should improve the financial contribution from these facilities in the future.

“In closing, while the refining industry is inherently volatile, and margins can be cyclically depressed as they were in the third quarter, we believe that tight refining capacity, coupled with strong demand for gasoline and diesel, should drive strong refining fundamentals into the foreseeable future.”
Conference Call Information
A conference call is scheduled for November 7, 2007, at 10:00 a.m. EST to discuss Western’s financial results. The call can be accessed at Western’s website, www.wnr.com. The call can also be heard by dialing (866) 831-6291, passcode: 42294676. The audio replay will be available through November 21, 2007, by dialing (888) 286-8010, passcode: 56200167.
A copy of this press release, together with the reconciliations of certain non-GAAP financial measures contained herein, can be accessed on the investor relations menu on Western’s website, www.wnr.com.
About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. Western has a refinery in El Paso, two refineries in the Four Corners region of northern New Mexico and a refinery in Yorktown, Virginia. Western’s asset portfolio also includes refined products terminals in Albuquerque, New Mexico and Flagstaff, Arizona, asphalt terminals in Phoenix, Tucson, Albuquerque and El Paso, retail service stations and convenience stores in Arizona, Colorado and New Mexico, a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, Nevada, California, New Mexico and Texas. More information about the Company is available at www.wnr.com.
Use of Non-GAAP Financial Measures
This press release includes non-GAAP financial measures entitled “refinery gross margin per barrel” and “Adjusted EBITDA”. For a reconciliation of these non-GAAP financial measures to their most comparable financial measures under GAAP, as well as for a description as to why management believes that these measures are useful for investors, see the footnotes following the tables at the end of this press release.
Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements. The forward-looking statements contained herein include statements about our competitiveness in the refining industry, operational improvements at our refineries, expected increased throughput at our Yorktown refinery, and expected increased crude oil throughput at the Four Corners refineries. These statements are subject to the general risks inherent in our business. We also make forward-looking statements about the benefits we expect to realize from the modifications and improvements done to increase throughput and enhance the reliability at our refineries. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, Western’s business and operations involve numerous risks and uncertainties, many of which are beyond Western’s control, which could result in Western’s expectations not being realized or otherwise materially affect Western’s financial condition, results of operations and cash flows. Additional information relating to the uncertainties affecting Western’s business is contained in its filings with the Securities and Exchange Commission. The forward-looking statements are only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Consolidated Financial Data
     The following tables set forth our summary historical financial and operating data for the periods indicated below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007 (1)	2006
	(In thousands, except per share data)		(In thousands, except per share data)
Statement of Operations Data:
Net sales	$2,232,890	$1,174,071	$4,886,063	$3,212,014
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	1,977,070	1,015,931	4,133,327	2,802,272
Direct operating expenses (exclusive of depreciation and amortization)	126,590	44,513	248,560	125,426
Selling, general and administrative expenses	27,783	9,640	55,589	25,825
Maintenance turnaround expense	13,665	—	13,665	22,196
Depreciation and amortization	20,687	3,858	37,374	9,311

Total operating costs and expenses	2,165,795	1,073,942	4,488,515	2,985,030

Operating income	67,095	100,129	397,548	226,984
Interest income	6,599	3,020	16,774	6,916
Interest expense	(22,476)	(397)	(31,974)	(1,847)
Amortization of loan fees	(750)	(125)	(1,164)	(375)
Write-off of unamortized loan fees	—	—	—	(1,961)
Loss on early extinguishment of debt	(774)	—	(774)	—
Gain (loss) from derivative activities	9,106	5,452	(1,453)	7,437
Other income (expense)	193	574	(778)	539

Income before income taxes	58,993	108,653	378,179	237,693
Provision for income taxes(2)	(12,371)	(21,554)	(114,040)	(83,835)

Net income(2)	$46,622	$87,099	$264,139	$153,858

Basic earnings per share	$0.69	$1.31	$3.94	$2.37
Diluted earnings per share	$0.69	$1.30	$3.91	$2.36
Weighted average basic shares outstanding	67,246	66,617	67,095	64,923
Weighted average diluted shares outstanding	67,683	67,182	67,566	65,274
Cash Flow Data:
Net cash provided by (used in):
Operating activities (2)	$28,724	$40,390	$256,715	$127,812
Investing activities	(96,031)	(31,492)	(1,222,711)	(111,695)
Financing activities (2)	(130,555)	(4,482)	969,003	(8,998)
Other Data:
Adjusted EBITDA(3)	$117,345	$113,033	$463,130	$273,383
Capital expenditures	95,665	15,982	165,776	96,185
Balance Sheet Data (end of period):
Cash and cash equivalents			$266,172	$187,950
Working capital			439,760	250,879
Total assets			3,316,910	834,868
Total debt			1,300,000	—
Stockholders’ equity			783,149	479,692

(1)	Includes results of operations for Giant beginning June 1, 2007.

(2)	Prior to our initial public offering in January 2006, we were not subject to federal or state income taxes due to our partnership structure. We recorded additional income tax expense for the cumulative effect of recording our estimated net deferred tax liability in the amount of $21.3 million upon changing from a partnership to a corporate holding company structure. This estimated initial net deferred tax liability, which was recorded during the first quarter of 2006, was based upon the assumption that a certain voluntary election would be made by Western Refining LP when it filed its 2005 income tax returns. Western Refining LP filed its 2005 income tax returns in September 2006 and the voluntary election was changed from the original assumption. Primarily due to this change, our initial net deferred tax liability was reduced to $8.3 million, which was reflected as an adjustment to the provision for income taxes during the third quarter of 2006.

(3)	Adjusted EBITDA represents earnings before interest expense, income tax expense, amortization of loan fees, gains or losses on early extinguishment of debt, write-off of unamortized loan fees, depreciation, amortization, and maintenance turnaround expense. Adjusted EBITDA is not, however, a recognized measurement under GAAP. Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of financings, income taxes, and the accounting effects of significant turnaround activities (which many of our competitors capitalize and thereby exclude from their measures of EBITDA) and acquisitions, and items that may vary for different companies for reasons unrelated to overall operating performance.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for significant turnaround activities, capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	our calculation of Adjusted EBITDA may differ from the Adjusted EBITDA calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.

     The following table reconciles net income to Adjusted EBITDA for the periods presented:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007 (1)	2006
	(In thousands)
Net income	$46,622	$87,099	$264,139	$153,858
Interest expense	22,476	397	31,974	1,847
Income tax expense	12,371	21,554	114,040	83,835
Amortization of loan fees	750	125	1,164	375
Write-off of unamortized loan fees	—	—	—	1,961
Loss on early extinguishment of debt	774	—	774	—
Depreciation and amortization	20,687	3,858	37,374	9,311
Maintenance turnaround expense	13,665	—	13,665	22,196

Adjusted EBITDA	$117,345	$113,033	$463,130	$273,383

Refining Segment

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007 (1)	2006
	(In thousands, except per barrel data)		(In thousands, except per barrel data)
Statement of Operations Data:
Net sales	$2,102,130	$1,174,071	$4,708,201	$3,212,014
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	1,883,792	1,015,931	4,005,621	2,802,272
Direct operating expenses (exclusive of depreciation and amortization)	107,718	44,513	223,600	125,426
Selling, general and administrative expenses	5,390	2,580	12,972	6,909
Maintenance turnaround expense	13,665	—	13,665	22,196
Depreciation and amortization	17,528	3,858	33,458	9,311

Total operating costs and expenses	2,028,093	1,066,882	4,289,316	2,966,114

Operating income	$74,037	$107,189	$418,885	$245,900

Key Operating Statistics:
Total sales volume (bpd) (4)	256,984	146,018	199,039	139,942
Total refinery production (bpd)	225,231	128,787	174,974	121,395
Total refinery throughput (bpd) (5)	227,052	131,140	176,735	123,625
Per barrel of throughput:
Refinery gross margin (6)	$10.45	$13.11	$14.56	$12.14
Gross profit (6)	9.61	12.79	13.87	11.86
Direct operating expenses (7)	5.16	3.69	4.63	3.72

(4)	Includes sales of refined products sourced from our refinery production as well as refined products purchased from third parties.

(5)	Total refinery throughput includes crude oil, other feedstocks and blendstocks.

(6)	Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold by our refineries’ total throughput volumes for the respective periods presented. We have experienced gains or losses from derivative activities. These derivatives are used to minimize fluctuations in earnings but are not taken into account in calculating refinery gross margin. Cost of products sold does not include any depreciation or amortization. Refinery gross margin is a non-GAAP performance measure that we believe is important to investors in evaluating our refinery performance as a general indication of the amount above our cost of products that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of products sold) can be reconciled directly to our statement of operations. Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. The following table reconciles gross profit to refinery gross margin for the periods presented:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007 (1)	2006
	(In thousands, except per		(In thousands, except per
	barrel amounts)		barrel amounts)
Net Sales	$2,102,130	$1,174,071	$4,708,201	$3,212,014
Cost of products sold (exclusive of depreciation and amortization)	1,883,792	1,015,931	4,005,621	2,802,272
Depreciation and amortization	17,528	3,858	33,458	9,311

Gross profit	200,810	154,282	669,122	400,431
Plus depreciation and amortization	17,528	3,858	33,458	9,311

Refinery gross margin	$218,338	$158,140	$702,580	$409,742

Refinery gross margin per refinery throughput barrel	$10.45	$13.11	$14.56	$12.14

Gross profit per refinery throughput barrel	$9.61	$12.79	$13.87	$11.86

(7)	Refinery direct operating expenses per throughput barrel is calculated by dividing direct operating expenses for our refining segment by total throughput volumes for the respective periods presented. Direct operating expenses do not include any depreciation or amortization.

The following table sets forth our summary refining throughput and production data for the periods presented below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007 (8)	2006	2007 (8)	2006
Refinery product yields (bpd)
Gasoline	116,180	69,233	91,957	66,422
Diesel and jet fuel	88,179	50,466	68,605	46,570
Residuum	6,085	5,715	5,974	5,209
Other	14,787	3,373	8,438	3,194

Total	225,231	128,787	174,974	121,395

Refinery throughput (bpd)
Sweet crude oil	162,810	103,911	131,877	98,840
Sour or heavy crude oil	49,403	12,869	28,261	11,828
Other feedstocks/blendstocks	14,839	14,360	16,597	12,957

Total	227,052	131,140	176,735	123,625

(8)	Total refinery production and throughput related to the refineries acquired from Giant for the three and nine months ended September 30, 2007, was calculated by dividing total volumes by 92 days and 273 days, respectively.

El Paso
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	66,235	69,233	69,441	66,422
Diesel and jet fuel	54,596	50,466	53,797	46,570
Residuum	6,085	5,715	5,974	5,209
Other	3,683	3,373	3,618	3,194

Total refinery production (bpd)	130,599	128,787	132,830	121,395

Refinery throughput (bpd)
Sweet crude oil	108,230	103,911	108,218	98,840
Sour crude oil	13,235	12,869	12,344	11,828
Other feedstocks/blendstocks	11,071	14,360	14,085	12,957

Total refinery throughput (bpd)	132,536	131,140	134,647	123,625

Total sales volume (bpd)	148,482	146,018	150,269	139,942
Per barrel of throughput:
Refinery gross margin	$11.62	$13.11	$16.04	$12.14
Direct operating expenses	3.71	3.69	3.91	3.72

Yorktown
	Three Months	Four Months
	Ended	Ended
	September 30,	September 30,
	2007	2007 (1)
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	31,717	31,997
Diesel	26,526	25,925
Other	10,095	9,773

Total refinery production (bpd)	68,338	67,695

Refinery throughput (bpd)
Sweet crude oil	27,504	26,396
Heavy crude oil	36,168	35,618
Other feedstocks/blendstocks	3,021	4,040

Total refinery throughput (bpd)	66,693	66,054

Total sales volume (bpd)	69,281	70,320
Per barrel of throughput:
Refinery gross margin	$5.69	$5.86
Direct operating expenses	4.65	4.66

Four Corners
	Three Months	Four Months
	Ended	Ended
	September 30,	September 30,
	2007	2007 (1)
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	18,228	18,386
Diesel and jet fuel	7,057	7,212
Other	1,009	1,012

Total refinery production (bpd)	26,294	26,610

Refinery throughput (bpd)
Sweet crude oil	27,076	26,547
Other feedstocks/blendstocks	747	1,578

Total refinery throughput (bpd)	27,823	28,125

Total sales volume (bpd)	39,221	38,812
Per barrel of throughput:
Refinery gross margin	$13.81	$16.36
Direct operating expenses	9.46	8.85

Retail Segment

	Three Months	Four Months
	Ended	Ended
	September 30,	September 30,
	2007	2007 (1)
	(In thousands,	(In thousands,
	except per gallon	except per gallon
	data)	data)
Statement of Operations Data:
Net sales	$197,974	$266,500
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	172,106	232,158
Direct operating expenses (exclusive of depreciation and amortization)	16,239	21,412
Selling, general and administrative expenses	1,318	1,823
Depreciation and amortization	1,537	2,023

Total operating costs and expenses	191,200	257,416

Operating income	$6,774	$9,084

Operating Data:
Fuel gallons sold (in thousands)	56,203	74,453
Fuel margin per gallon (9)	$0.20	$0.20
Merchandise sales	$48,463	$64,417
Merchandise margin	28%	28%
Operating retail outlets at period end		156
(9)	Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our retail segment by the number of gallons sold.

Wholesale Segment

	Three Months	Four Months
	Ended	Ended
	September 30,	September 30,
	2007	2007 (1)
	(In thousands,	(In thousands,
	except per gallon	except per gallon
	data)	data)
Statement of Operations Data:
Net sales	$418,189	$563,940
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	400,509	540,388
Direct operating expenses (exclusive of depreciation and amortization)	8,711	11,298
Selling, general and administrative expenses	4,111	5,362
Depreciation and amortization	1,145	1,366

Total operating costs and expenses	414,476	558,414

Operating income	$3,713	$5,526

Operating Data:
Fuel gallons sold (in thousands)	166,665	222,187
Fuel margin per gallon (10)	$0.05	$0.05
Lubricant sales	$37,518	$49,068
Lubricant margins	9.8%	9.9%
(10)	Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our wholesale segment by the number of gallons sold.